Exhibit 99.1

Actelis Networks CEO Issues Letter to Shareholders

Outlining the Company’s Progress and Outlook

SUNNYVALE, Calif., January 13, 2026 - Actelis Networks, Inc. (NASDAQ: ASNS), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today shared the following letter from the Company’s Chairman and Chief Executive Officer, Tuvia Barlev, to provide shareholders with perspective on the Company’s position, progress, and the opportunities ahead.

Dear Shareholders,

I am writing to you as we close a year that tested our resolve, while also sharpening our focus and strengthening our positioning for the future. The first three quarters of 2025 we reported have been challenging for Actelis and for our shareholders. Broader geopolitical developments and U.S. government dynamics affected our markets, and our share price declined meaningfully during this period as well as in the fourth quarter of 2025 — something we recognize and take very seriously.

That said, I believe we are entering 2026 with improved internal fundamentals and increasingly favorable external market conditions that together may represent an inflection point for the Company.

Over the past several years, Actelis deliberately focused its go-to-market strategy on three core verticals: Defense, Smart Transportation, and Multi-Dwelling Units (MDUs). During this time, the global infrastructure landscape has changed materially. The rapid expansion of AI- and cloud-driven automation, the growing need to extend these capabilities securely to the network edge, and heightened geopolitical tensions have all converged to drive unprecedented investment in modern, cyber-resilient infrastructure with a sense of urgency.

As of the end of 2025, Actelis finds itself at the intersection of three powerful infrastructure forces: the expansion of AI and cloud capabilities to the edge, rising cyber-security requirements for critical infrastructure, and accelerated defense and federal modernization initiatives. These dynamics are no longer theoretical. They are urgent, well-funded, and directly aligned with our technology, our customer success stories, and our market focus. I would like to share how we see these tailwind forces shaping our opportunity ahead.

Urgency Is Driving Infrastructure Modernization

Across multiple infrastructure sectors, modernization is no longer discretionary—it is essential. Aviation is one clear example. In late 2024, following significant air traffic disruptions, the U.S. Congress approved more than $12.5 billion for air-traffic-control infrastructure modernization, underscoring the urgency of upgrading legacy systems that support national safety and economic activity.1

These initiatives prioritize rapid deployment, cyber resilience, and the ability to modernize existing infrastructure without prolonged construction timelines or operational disruption. This is precisely the environment in which Actelis has established a differentiated position. During 2025, we announced multiple government-related modernization projects, including with the FAA, demonstrating our ability to modernize live infrastructure quickly and securely.

Our customers value that Actelis solutions enable immediate upgrades—transforming existing copper and coaxial wiring into reliable, fiber-grade, cyber-hardened connectivity without the many months of delays and costs associated with new fiber construction.

Geopolitics Has Redefined Secure Connectivity as a National-Security Priority

At the same time, the strategic importance of communications infrastructure has fundamentally shifted. Over the past two years, U.S. intelligence agencies have publicly detailed sustained state-sponsored cyber campaigns targeting telecommunications providers and critical infrastructure.2 Operations such as Salt Typhoon and Volt Typhoon revealed that adversaries were not merely probing networks, but in some cases establishing persistent access to systems supporting power grids, transportation, water, and communications infrastructure.3 The 2025 Intelligence Community Threat Assessment identified several active and ongoing cyber threats to U.S. networks.4

As a result, connectivity is increasingly viewed not only through the lens of performance or cost, but as part of the national-security perimeter. Cyber-hardening at the edge has become a prerequisite for modernization, and delays in upgrading vulnerable infrastructure are no longer acceptable.

Actelis’ solutions were built for this reality. Our products incorporate MACsec encryption and multiple additional security layers, are listed on the U.S. Department of Defense Approved Products List, and carry JITC certification for cybersecurity and interoperability. They also comply with applicable NIST and FIPS standards, as previously disclosed by the Company. What once differentiated our technology has increasingly become a baseline requirement—positioning Actelis with a strong and defensible competitive edge.

[1]	https://www.flightglobal.com/aerospace/us-congress-passes-bill-providing-faa-125bn-for-air-traffic-control-overhaul/163662.article
[2]	https://www.odni.gov/index.php/newsroom/reports-publications/reports-publications-2025/4058-2025-annual-threat-assessment
[3]	(I) https://eclypsium.com/blog/cisa-fbi-salt-typhoon-guidance (II) https://globalcyberalliance.org/wp-content/uploads/2025/12/PUBLIC-REPORT-Salt-Typhoon-Across-the-Internet.pdf
[4]	https://www.cisa.gov/news-events/cybersecurity-advisories/aa23-144a

Smart Transportation, Residential, and Hospitality Infrastructure Are Modernizing Now

Actelis delivers gigabit-class performance over existing copper and coaxial infrastructure, enabling deployments that can be completed in days rather than months, and at a fraction of the cost of full fiber rewiring. This hybrid approach is already operating across hundreds of smart-city deployments worldwide, supporting intelligent transportation systems, utilities, rail, highways, and aviation infrastructure.

In the United States, federal transportation safety and modernization programs represent more than an estimated $100 billion in allocated and planned funding across aviation, smart-traffic, and surface-transportation initiatives over the coming years.5 In December 2025, we announced a significant deployment with a major U.S. carrier, operating across more than twenty states. This deployment reflects growing demand for solutions that enable immediate modernization in live environments, including transitions away from legacy T1 infrastructure.

In parallel, the $42 billion Broadband Equity, Access, and Deployment (BEAD) program has highlighted the practical challenges of fiber-only mandates as states move from planning to execution.6 During recent quarters, Actelis completed development and launched its ultra-low-power MDU solution, along with its first commercial deployment. We also announced our initial deployment with a multinational service provider serving the hospitality market.

2025: Positioning the Company for Scale

While our target markets are large and well-funded, they are also characterized by long procurement cycles and phased rollouts (and sometimes government shut-downs), particularly in federal, carrier, and large infrastructure programs. These dynamics can create quarter-to-quarter variability, even as long-term opportunity continues to build.

During 2025, we focused on laying the groundwork for growth in 2026 by:

1.	Expanding and completing our product portfolio across fiber, copper, MDU solutions, management software, and cybersecurity offerings.

2.	Strengthening our U.S. federal sales organization with the addition of a new Chief Revenue Officer and Director of Sales, both bringing deep federal-market experience.

3.	Building customer wins, partnerships, and reference deployments across all target verticals to support expansion in 2026.

4.	Expanding federal access and channel relationships while introducing operational efficiencies and cost reductions to better focus resources on sales and marketing.

5.	Ensuring continued listing, operational flexibility, and financial optionality, including our December 2025 offering and additional financing facilities.

6.	Maintaining momentum on opportunities that shifted timing from prior quarters, which we believe remain active and relevant for 2026.

[5]	Based on aggregated U.S. federal transportation modernization programs, including approximately $12.5 billion for FAA air-traffic-control modernization, approximately $30 billion in U.S. Department of Transportation traffic-modernization funding, and multi-year federal smart-transportation initiatives with cumulative funding exceeding $100 billion. Further details in our latest corporate presentation.
[6]	https://www.ntia.gov/program/broadband-equity-access-and-deployment-bead-program

Looking Ahead to 2026

As we enter 2026, we believe Actelis is increasingly aligned with the structural forces shaping the future of global connectivity. Federal, military, state, and transportation modernization programs are advancing. Operators face growing pressure to modernize legacy infrastructure to support AI and cloud applications at the edge, while meeting rising security and resiliency requirements.

Our focus in 2026 is execution and growth: converting initial wins into repeat business, expanding deployments within approved customer footprints, increasing software contribution to improve margins, and delivering consistent progress—even when the precise timing of individual deals remains outside our control. Our pipeline includes opportunities we cannot yet discuss publicly, but we are encouraged by the depth and breadth of ongoing customer engagement.

I look forward to a year targeting growth and improved profitability, built on the foundation we have established: differentiated technology, proven deployments across critical infrastructure, and alignment with urgent, well-funded modernization priorities. These are among the strongest market tailwinds I can recall in my career.

Thank you for your continued support.

Sincerely,

Tuvia Barlev

Chairman and Chief Executive Officer

Actelis Networks, Inc.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Arx Investor Relations

North American Equities Desk

actelis@arxhq.com

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